Exhibit 10.8

THIRD MODIFICATION OF MORTGAGE AND SECURITY AGREEMENT

This Third Modification of Mortgage and Security Agreement (“Third Modification”) made effective as of the 30th day of September, 2008, by and between UNIGENE LABORATORIES, INC., a Delaware corporation authorized to do business in New Jersey, having offices at 110 Little Falls Road, Fairfield, New Jersey 07004 (the “Mortgagor”), and JAY LEVY, with an address at 2150 Center Avenue, Fort Lee, New Jersey 07024 (the “Mortgagee”).

WHEREAS, in connection with a loan which Mortgagee provided to Mortgagor, Mortgagor executed and delivered a Mortgage and Security Agreement, dated July 13, 1999, to Mortgagee (the “Original Mortgage”), with respect to property located in the Township of Fairfield, County of Essex and State of New Jersey, as more particularly described in the Original Mortgage (the “Premises”), which Original Mortgage was recorded in the Essex County Register’s Office;

WHEREAS, in connection with certain other loans which Mortgagee provided to Mortgagor, Mortgagor executed and delivered a Modification of Mortgage and Security Agreement to Mortgagee dated August 5, 1999 (the “First Modification”), which was recorded in the Essex County Register’s Office with respect to the Premises;

WHEREAS, in connection with a restructuring and consolidation of the notes which were secured by the Original Mortgage, as modified by the First Modification (the “Amended Mortgage”), Mortgagor executed and delivered a second Modification of Mortgage and Security Agreement to Mortgagee dated May 10, 2007 (the “Second Modification”), which was recorded in the Essex County Register’s Office with respect to the Premises; and

WHEREAS, Mortgagee and Mortgagor now wish to further modify the Amended Mortgage, as modified by the Second Modification (the “Consolidated Mortgage”), by the execution and filing of this Third Modification, such that the Consolidated Mortgage, as modified by this Third Modification (the “Mortgage”), shall be subject to the terms and conditions set forth herein.

NOW, THEREFORE, the parties agree as follows:

1. Subordination of Mortgage. This instrument and the rights, remedies and obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Affiliate Subordination Agreement (as amended, restated, modified or supplemented from time to time, the “Subordination Agreement”), dated as of September 30, 2008, by and among Mortgagee, Mortgagor and Victory Park Management, LLC (“Victory”), among others, to the Senior Debt (as defined in the Subordination Agreement), that certain first priority lien Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing, dated as of September 30, 2008 (the “Senior Mortgage”), by Mortgagor in favor of Victory as Agent and each other Senior Debt Document (as defined in the Subordination Agreement); and each holder of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination Agreement.

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2. No Event of Default. Notwithstanding anything in the Mortgage to the contrary, Mortgagee does hereby affirm that Mortgagee’s entering into the Senior Debt and the execution, delivery and performance of the Senior Mortgage and each other Senior Debt Document shall not constitute an Event of Default under the Mortgage.

3. Termination of Subordination. The subordination of the Mortgage evidenced hereby shall remain in full force and effect until the indefeasible payment in full in cash of the Senior Debt and the termination of all lending commitments under the Senior Debt Documents (as defined in the Subordination Agreement), after which the subordination shall terminate without further action.

4. Affirmation of Validity of Mortgage. Mortgagor does hereby affirm the extent and validity of the Mortgage and does confirm that, as of the date of execution hereof, the Mortgage, as modified by the within agreement, shall constitute a continuing, valid lien upon the Premises, to secure payment of certain indebtedness.

5. Binding Effect. The within agreement shall be binding upon the parties hereto, their successors and assigns.

6. Governing Law. The within agreement shall be construed and enforced in accordance with the laws of the State of New Jersey.

7. Copy Acknowledge. The undersigned Mortgagor acknowledges receipt of a true copy of this document without charge.

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IN WITNESS WHEREOF, the parties hereto have executed this Third Modification of Mortgage and Security Agreement as of the day and year first above written.

Attest:	Unigene Laboratories, Inc.

/s/ Ronald S. Levy	By:	/s/ William Steinhauer
Ronald S. Levy, Secretary		William Steinhauer, Vice President of Finance

Witness: /s/Warren P. Levy

Attest:

/s/ Warren P. Levy	By:	/s/ Jay Levy
Witness:		JAY LEVY

STATE OF NEW JERSEY	)
	)	ss:
COUNTY OF ESSEX	)

I certify that on September 30, 2008, Ronald S. Levy personally came before me and this person acknowledged under oath, to my satisfaction, that:

(a)	this person is the Secretary of Unigene Laboratories, Inc., the corporation named in this document;

(b)	this person is the attesting witness to the signing of this document by the proper corporate officer who is William Steinhauer, the Vice President of Finance of the corporation;

(c)	this document was signed and delivered by the corporation as its voluntary act duly authorized by a proper resolution of its Board of Directors;

(d)	this person knows the proper seal of the corporation which was affixed to this document; and

(e)	this person signed this proof to attest to the truth of these facts.

Sworn and Subscribed to this

30th day of September, 2008

/s/ Linda L. Rohloff

Notary Information:

LINDA L. ROHLOFF

Notary Public, State of New Jersey

County of Passaic

Registration No. 2057307

Commission Expires April 11, 2009

STATE OF NEW JERSEY	)
	)	ss:
COUNTY OF ESSEX	)

On this 30th day of September, 2008, before me, Linda L. Rohloff, the undersigned officer, personally appeared JAY LEVY to me personally known and known to me to be the same person whose name is signed to the foregoing instrument, and acknowledged the execution thereof for the uses and purposes therein set forth.

In WITNESS WHEREOF I have hereunto set my hand and official seal.

Sworn and Subscribed to this

30th day of September, 2008

/s/ Linda L. Rohloff

Notary Information:

LINDA L. ROHLOFF

Notary Public, State of New Jersey

County of Passaic

Registration No. 2057307

Commission Expires April 11, 2009